Exhibit 99.1

GenWoods HoldCo, LLC

Consolidated Financial Statements

January 1, 2011

GenWoods HoldCo, LLC

Index

January 1, 2011

Page(s)
Report of Independent Auditors	1

Consolidated Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Changes in Members’ Equity	4

Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6-15

Report of Independent Auditors

To the Board of Directors and Members

of GenWoods HoldCo, LLC

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in members’ equity and of cash flows present fairly, in all material respects, the financial position of GenWoods HoldCo, LLC and Subsidiary at January 1, 2011, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Chicago, IL

March 23, 2011, except for the sale of the Company discussed in Note 14 to the consolidated financial statements, as to which the date is October 31, 2011.

GenWoods HoldCo, LLC

Consolidated Balance Sheet

January 1, 2011

(Dollars in thousands)

Assets
Current assets
Cash	$277
Trade accounts receivable, less allowance for bad debts of $739	31,676
Inventories, net	30,780
Prepaid expenses and other current assets	987
Income tax receivable	600
Deferred income taxes	2,137

Total current assets	66,457
Property, plant and equipment
Land	286
Buildings	5,753
Machinery and equipment	23,448
Office furniture, fixtures and equipment	4,897

Subtotal at cost	34,384
Less: Accumulated depreciation	(18,540)

Net	15,844
Goodwill	4,343
Other assets, net	1,368

Total assets	$88,012

Liabilities and Members’ Equity
Current liabilities
Current maturities of long-term obligations	$26,233
Accounts payable	8,592
Accrued salaries, wages and employee benefits	4,744
Accrued expenses	1,231

Total current liabilities	40,800
Long-term obligations, less current maturities	7,231
Deferred tax liability	1,922
Other long-term liabilities	2,114
Members’ equity	35,945

Total liabilities and members’ equity	$88,012

The accompanying notes are an integral part of the consolidated financial statements.

GenWoods HoldCo, LLC

Consolidated Statement of Operations

Year Ended January 1, 2011

(Dollars in thousands)

Net sales	$151,310
Cost of sales	105,692

Gross profit	45,618

Operating expenses
Selling expenses	19,016
General and administrative expenses	7,623
Engineering expenses	1,680
Special charges (Note 13)	532
Other operating expenses, net	343

Total operating expenses	29,194

Operating income	16,424

Other expenses
Interest expense, including amortization of deferred finance costs	1,103

Total other expense	1,103

Income before income tax expense	15,321
Income tax expense	6,018

Net income	$9,303

The accompanying notes are an integral part of the consolidated financial statements.

GenWoods HoldCo, LLC

Consolidated Statement of Changes in Members’ Equity

Year Ended January 1, 2011

(Dollars in thousands, except per unit information)

	Number of Units of Class A	Class A Unit Amount	Number of Units of Class B	Class B Unit Amount	Treasury Unit Amount	Deferred Equity- based Compensation	Retained Earnings	Notes Receivable From Unit Holders	Total Members’ Equity
Balance at January 2, 2010	8,854,167	46,875	1,520,833	1,433	(397)	(57)	18,689	(417)	66,126
Net income	—	—	—	—	—	—	9,303	—	9,303
Forfeitures related to Class B Units	—	—	—	(57)	—	57	—	—	—
Distribution	—	(15,420)	—	—	99	—	(24,580)	—	(39,901)
Repayment of notes receivable	—	—	—	—	—	—	—	417	417

Balance at January 1, 2011	8,854,167	$31,455	1,520,833	$1,376	$(298)	$—	$3,412	$—	$35,945

The accompanying notes are an integral part of the consolidated financial statements.

GenWoods HoldCo, LLC

Consolidated Statement of Cash Flows

Year Ended January 1, 2011

(Dollars in thousands)

Cash flows from operating activities
Net income	$9,303
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	2,640
Amortization and write-off of deferred finance costs	438
Recovery of bad debts	(420)
Provision for inventory obsolescence	568
Gain on sale of property, plant and equipment	(497)
Deferred income taxes	159
Changes in operating assets and liabilities
Trade accounts receivable	(8,106)
Inventories	(2,066)
Prepaid expenses and other assets	111
Accounts payable	3,159
Accrued salaries, wages and employee benefits	(356)
Other liabilities	1,629

Net cash provided by operating activities	6,562

Cash flows from investing activities
Purchases of property, plant and equipment	(2,289)
Proceeds from sale of property, plant and equipment	2,745

Net cash provided by investing activities	456

Cash flows from financing activities
Borrowings on revolving credit facility	167,932
Payments on revolving credit facility	(145,763)
Borrowings on term loans	10,000
Payments on term loans	(4,331)
Distribution to members	(39,901)
Payment for financing related costs	(604)
Cash received on notes receivable	417

Net cash used in financing activities	(12,250)

Net decrease in cash	(5,232)
Cash and cash equivalents
Beginning of the year	5,509

End of the year	$277

Supplemental cash flow information
Cash paid for interest	$645
Cash paid for income taxes	4,304
Supplemental non-cash activities
Income tax payable reduction offset to goodwill	1,365
Long term workers compensation accrual offset by long term receivable	(124)

The accompanying notes are an integral part of the consolidated financial statements.

GenWoods HoldCo, LLC

Notes to Consolidated Financial Statements

January 1, 2011

(Dollars in thousands)

1.	Basis of Presentation and Change in Reporting Entity

GenWoods HoldCo, LLC (“GenWoods”) a limited liability company, was organized in 2004 for the purpose of acquiring 100% of the stock of Woods Equipment Company. The primary member of GenWoods HoldCo, LLC is Genstar Capital Partners III, L.P. (“Genstar”). Effective January 1, 2005, Woods Equipment Company merged with and into its wholly-owned subsidiary, WEC Company, doing business as Woods Equipment Company. On March 17, 2005, WEC Company’s name was changed to Woods Equipment Company (“Woods”).

The accompanying consolidated financial statements include the accounts of GenWoods and Woods (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

The Company operates on a fifty-two/fifty-three week fiscal year. The financial statements included herein reflect information related to the fifty-two week period ended January 1, 2011 (“fiscal 2010”).

2.	Nature of Company’s Business

The Company is a leading manufacturer of attachments for a variety of mowing, cutting, clearing, off-highway construction, material handling, landscaping and grounds maintenance applications and a distributor of aftermarket tractor parts. The Company’s products include mowing attachments, front-end loaders, backhoes, coupler systems, buckets, scrapers and other implements, in addition to a full line of replacement parts and a line of self-propelled mowers. The Company’s products are sold substantially through independent dealers throughout the United States.

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods reported. Actual results could differ from those estimates.

Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash, Trade Accounts Receivable, Accounts Payable, Accrued Expenses and Revolving Credit Facility - The Company’s management believes that carrying values approximate fair values due to the short term nature of these financial instruments and current rate characteristics.

Term Debt - The estimated fair value of the Company’s Term Loan A at January 1, 2011 is $2,106. The estimated fair value of the Company’s Term Loan B at January 1, 2011 is $9,125. The estimated fair values of Term Loan A and Term Loan B were computed using the stated term of the debt instrument and a yield curve commensurate with the Company’s credit risk.

GenWoods HoldCo, LLC

Notes to Consolidated Financial Statements

January 1, 2011

(Dollars in thousands)

Cash and Outstanding Checks

For purposes of reporting cash and cash equivalents, the Company considers all highly liquid instruments having original maturities of three months or less to be cash equivalents.

At January 1, 2011 the Company had outstanding checks of $209 that are classified within accounts payable. Such outstanding checks represent the amounts of checks written, but not yet presented for payment at the bank. In accordance with the terms of the Company’s revolving credit facility agreement, checks are funded by draws on the revolving credit facility upon presentation for payment at the bank.

Inventories

Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of the respective assets as follows:

Buildings	30 years
Machinery and equipment	7 to 15 years
Office furniture, fixtures and equipment	3 to 8 years

Alterations and major overhauls that extend the useful lives or increase the capacity of property, plant and equipment, are capitalized. Ordinary repairs and maintenance are charged to operating expenses. Upon retirement or sale, the costs of assets and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in net income.

The costs of certain manufactured tooling are capitalized to machinery and equipment depending upon the nature, applicability and useful lives of the tooling.

Goodwill

Goodwill consists of the excess of cost over the fair market value of identifiable net assets from the 2004 acquisition of Woods Equipment Company. In accordance with ASC 350, “Intangibles - Goodwill and other”, goodwill and certain other indefinite lived intangible assets should be evaluated for impairment at least annually. The Company’s evaluation indicated no impairment during fiscal 2010. The carrying amount of goodwill was reduced by $1,365 for fiscal 2010 to apply the benefit of the Company’s tax deductible goodwill in excess of the book basis established in fiscal 2004 when GenWoods acquired Woods (refer to Note 6 - Income Taxes).

Carrying Value of Long-Lived Assets

The Company evaluates the carrying value of long-lived assets whenever significant events or changes in circumstances indicate the carrying value of these assets may be impaired. The Company evaluates potential impairment of long-lived assets by comparing the carrying value of the assets to the expected net future undiscounted cash inflows resulting from use of the assets. Any calculated impairment amount would be recognized as a reduction of the respective long-lived assets and charged to operating income in the period of determining the impairment. There was no impairment charge in fiscal 2010.

GenWoods HoldCo, LLC

Notes to Consolidated Financial Statements

January 1, 2011

(Dollars in thousands)

Deferred Finance Costs

Deferred finance costs are being amortized using the straight-line method, which approximates the interest method, over five years, the term of the underlying debt agreement. Included within “Other assets, net” is $604 of deferred charges, net of accumulated amortization of $32 at January 1, 2011. Amortization expense is approximately $120 per year expiring in June 2015.

Revenue Recognition and Accounts Receivable

The Company recognizes revenues when persuasive evidence of an arrangement exists, the related services are provided, the price is fixed and determinable and collectibility is reasonably assured. Management believes the earnings process is complete upon shipment of product. The Company offers preseason early-order programs whereby customers may order and take delivery of products prior to the spring and summer selling seasons. Products sold under preseason programs carry descending cash discounts in conjunction with delayed payment terms and have no right of return. Allowance for discounts, returns and other adjustments are estimated and recorded as a reduction of sales at the time the related sales are recorded. At January 1, 2011, the allowance for discounts, returns and other adjustments is $4,691, respectively, and are included within “Trade accounts receivable” on the consolidated balance sheet.

The Company’s management believes credit risks with respect to trade accounts receivable are not concentrated because of the large number of customers that comprise the Company’s customer base. The Company performs ongoing credit evaluations of its customers and maintains a provision for potential credit losses which, when incurred, have been within the range of management expectations.

Prior to December 17, 2009, the Company financed certain trade accounts receivable through a third party provider that offered various interest free periods to its customers. These interest charges are recorded in “Interest expense.” Further, the Company has an inventory repurchase responsibility to the third party provider in the event the customer defaults on payment and the third party provider repossesses the collateral. At January 1, 2011, the Company had a repurchase risk of approximately $1,040, related to the value of third party financed trade accounts receivable. The Company’s management believes the risk of repurchase in an amount that would be material to the Company’s financial position or results of operations is remote.

Shipping and Handling

The Company includes shipping and handling fees billed to customers in net sales. Shipping and handling costs associated with outbound freight are included in “Cost of sales.” Shipping and handling costs associated with inbound freight are included as a component of inventory cost and are relieved to “Cost of sales” when the inventory is sold.

Advertising and Promotion Costs

The Company expenses the costs of advertising and promotion when incurred. Advertising and promotion expense for the year ended January 1, 2011 was approximately $728.

GenWoods HoldCo, LLC

Notes to Consolidated Financial Statements

January 1, 2011

(Dollars in thousands)

Stock-Based Compensation

The Company accounts for stock-based compensation using the fair value method and expenses these amounts over the stock options’ remaining vesting period. The Company estimates forfeitures in calculating the expense relating to stock-based compensation as opposed to only recognizing these forfeitures and the corresponding reduction in expense as they occur. The Company does not anticipate material future forfeitures related to non-vested options. For purposes of these financial statements, references to “stock-based compensation” and “share–based payment” are used interchangeably with member unit-based compensation.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax return purposes, and are measured using the enacted tax rates at which the resulting taxes are expected to be paid.

GenWoods’ federal and substantially all state taxable income amounts are reportable by its members on the members’ income tax returns. Accordingly, liabilities or provisions for federal or state income taxes and deferred income taxes include amounts for the operations of Woods but not for GenWoods. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company reports the current tax liability, the change during the period in deferred tax assets and liabilities and tax-related interest and penalties in its income tax provision.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance on uncertainty in income taxes. The Company’s estimate of the potential outcome of any uncertain tax issue is subject to management’s assessment of relevant risks, facts, and circumstances existing at that time. The Company evaluates uncertain tax positions to determine if it is more-likely-than not that they would be sustained upon examination. As of December 28, 2008, the Company records a liability when such uncertainties fail to meet the more-likely-than not threshold. Prior to December 28, 2008, the Company recorded a liability when such uncertainties were probable and reasonably estimable. The Company reports tax-related interest and penalties related to unrecognized tax benefits in the provision for income taxes. The Company adopted this standard effective December 28, 2008. Subsequent to adoption, the Company reduced its tax reserve by $250 as a result of the statute of limitations closing for certain items. In the tax year ended January 1, 2011, the Company increased its tax reserve by $127.

As of January 1, 2011, the Company has open tax years with Internal Revenue Service for 2007 and onward and with various U.S. state taxing authorities for 2006 and onward. The Company is subject to ongoing examination by federal and state tax authorities and does not currently anticipate that any significant increase or decrease to the unrecognized tax benefit will be recorded during the next fiscal year.

GenWoods HoldCo, LLC

Notes to Consolidated Financial Statements

January 1, 2011

(Dollars in thousands)

4.	Inventories

Inventories at January 1, 2011 consist of the following:

Raw materials	$8,045
Work in process	860
Finished goods	24,362

33,267
Provision for obsolescence	(2,487)

Total	$30,780

5.	Revolving Credit Facility and Term Debt

Debt obligations at January 1, 2011 consist of the following:

Revolving credit facility	$22,233
Term loans	11,231

Total debt	33,464
Less: Current maturities	(26,233)

Total long-term obligations	$7,231

Future annual maturities of the debt obligations for five fiscal years subsequent to fiscal 2010 are as follows:

2011	$26,233
2012	4,000
2013	2,625
2014	500
2015	106

Credit Agreement Dated June 17, 2004

On June 17, 2004, the Company entered into a five year credit agreement (the “Agreement”) that provides a $70,000 revolving credit facility (the “Revolving Credit Facility”), a $10,250 term loan (“Term Loan A”) and a $10,000 term loan (“Term Loan B”). On June 6, 2008, the Company extended the Revolving Credit Facility and Term Loan A through June 17, 2013 under substantially the same terms and conditions of the Agreement. On June 23, 2009, the Company reduced the revolving credit facility to $55,000. The Company amended and restated its Agreement on September 21, 2010. On that date, the Company (i) reduced the revolving credit facility to $45,000, and (ii) borrowed an additional $10,000 on a new Term Loan B.

GenWoods HoldCo, LLC

Notes to Consolidated Financial Statements

January 1, 2011

(Dollars in thousands)

Substantially all of the Company’s inventory, accounts receivable and property, plant and equipment serve as collateral for the Agreement. The Agreement contains various restrictive covenants common to such agreements, including limitations on investments, limitations on use of proceeds from issuance of equity, limitations on dividends or distributions, average excess loan availability, and maintenance of certain financial ratios such as a Fixed Charge Coverage ratio and a Senior Debt to EBITDA ratio. At January 1, 2011, the Company believes it was in compliance with the covenants of its Agreement.

Revolving Credit Facility

The Revolving Credit Facility provides for revolving credit loans and letters of credit, not to exceed maximum amounts under a calculated borrowing base, as defined in the agreement, comprised of a percentage of eligible trade accounts receivable and inventories. As of January 1, 2011, there was $12,685 available for additional borrowings. Further, the Revolving Credit Facility contains language that could be interpreted as a subjective acceleration clause; therefore, the balance is classified under “Current liabilities.”

The interest rates for the revolving credit loan, at the Company’s option, are based upon either the prime rate (3.25% at January 1, 2011) plus margins ranging from 0.25% to 1.00% or LIBOR plus margins ranging from 2.00% to 2.75%. The average interest rate as of January 1, 2011 was 2.81%.

At January 1, 2011, the Company had outstanding letters of credit to collateralize its potential self-insured losses totaling approximately $4,138 bearing interest at 2.50%.

Term Loan A

Term Loan A is payable in quarterly installments of $125 for principal with the final payment due on June 17, 2015. Interest rates, at the Company’s option, are based upon either the prime rate (3.25% at January 1, 2011) plus margins ranging from 0.25% to 1.00% or LIBOR plus margins ranging from 2.00% to 2.75%. The average interest rate as of January 1, 2011 was 2.76%.

Term Loan B

Term Loan B is payable in quarterly installments of $875 for principal with the final payment being made on September 30, 2013. Interest rates, at the Company’s option, are based upon either the prime rate (3.25% at January 1, 2011) plus margin of 2.75% or LIBOR plus margin of 4.50%. The average interest rate as of January 1, 2011 was 4.76%.

GenWoods HoldCo, LLC

Notes to Consolidated Financial Statements

January 1, 2011

(Dollars in thousands)

6.	Income Taxes

Components of the Company’s income tax provision for the year ended January 1, 2011 are as follow:

Deferred
Federal	$138
State	20

158

Current
Federal	3,443
FIN 48	127
State	925

4,495

Benefit applied to reduce goodwill	1,365

Total	$6,018

A reconciliation of the income tax expense computed at a federal statutory tax rate to the reported income tax expense for the year ended January 1, 2011 follows:

Tax expense at statutory rates	$5,156
State income tax expense, net of federal tax effect	743
Deferred state tax	89
Other permanent differences, inclusive of benefit applied to reduce goodwill	(69)
Release of tax reserve	—
Other expense	99

Income tax expense	$6,018

GenWoods HoldCo, LLC

Notes to Consolidated Financial Statements

January 1, 2011

(Dollars in thousands)

Significant components of the Company’s deferred tax assets and liabilities at January 1, 2011 were as follow:

Deferred tax assets
Provision for bad debts	$—
Inventory capitalization and provision for obsolescence	556
Accrued expenses	1,764
Compensatory stock options	536
Tax basis over book, intangibles	641
Other	—

Total net deferred tax assets	3,497

Deferred tax liabilities
Book basis over tax basis of property, plant and equipment	3,100
Other	182

Total net deferred tax liabilities	3,282

Net deferred tax asset	$215

7.	Equity and Stock-Based Compensation

GenWoods was formed as a limited liability company (“LLC”) whereby each member holds units of ownership in the LLC. There are Class A and Class B units of ownership within the LLC. Holders of Class A units are entitled to a 12.00% return compounded on a monthly basis and a voting interest of one vote per unit. Holders of the Class B units share equally with Class A holders in any distributions after the Class A holders receive their return of capital plus any unpaid portion of the 12.00% return. Class B units provide no voting interest. On September 21, 2010, the holders of Class A units received a distribution of $40,000.

In connection with the issuance of Class A units, certain members of management have notes with the Company, secured by their Class A units. The notes bear interest at a rate of 7.00% per annum payable on a quarterly basis and are due the earlier of seven years or the date a liquidity event occurs, as defined in the Company’s limited liability company agreement dated June 17, 2004. The principal balances due from members is included as a component of members’ equity at January 2, 2010 and is repaid during fiscal 2010. The Class B units have been issued to certain members of management as performance incentives and are deemed to be compensation over the five year vesting period from the date of issuance.

For purposes of calculating non-cash compensation, the fair value of the Class B units was determined in accordance with ASC 718, “Compensation - Stock Compensation”. The fair value was determined in 2004 using a binomial options pricing model with the following assumptions:

Risk-free interest rate	2.07%
Expected life	5 years
Volatility	47.60%
Expected dividends	$0.00

GenWoods HoldCo, LLC

Notes to Consolidated Financial Statements

January 1, 2011

(Dollars in thousands)

The fair value of the Class B units will be recorded as compensation expense in the consolidated statements of operations over the vesting period of five years. No compensation expense was recorded for the year ended January 1, 2011.

8.	Warranty Obligations

The Company’s products are generally sold under limited warranty for a period of one year from the date of sale to the end user. Warranty costs are estimated and recorded at the time of the Company’s sale based on historical experience. The Company’s warranty obligation is included in “Other accrued liabilities” in the consolidated balance sheets. The change in the liabilities for product warranties for the year ended January 1, 2011 follows:

Beginning balance	$575
Warranty provision for products sold	1,099
Settlements made during the period	(1,086)

Ending balance	$588

9.	Employee Benefit Plan

The Company has a defined contribution 401(k) plan covering substantially all employees. The plan provides for a Company matching contribution of 50.00% of the employee’s contribution up to 6.00% of the employee’s eligible compensation. In addition, the plan has a discretionary contribution provision. Effective October 12, 2008, the Company suspended the matching contribution. The Company reinstated its matching contribution program on September 26, 2010. Total Company contributions for the year ended January 1, 2011 totaled approximately $111.

10.	Related Party Transactions

The Company has an agreement with its primary member, Genstar, to pay for management services provided to the Company. Under the terms of the management agreement, the Company will pay an annual management fee of $500 plus reimbursement of certain out-of-pocket expenses. The agreement expires upon sale to an unaffiliated third party of substantially all of the Company’s assets or Genstar’s interest in the Company. The amount of management fees charged to expense for fiscal year 2010 was $500.

GenWoods HoldCo, LLC

Notes to Consolidated Financial Statements

January 1, 2011

(Dollars in thousands)

11.	Commitments

The Company leases certain facilities, computer equipment and transportation equipment under noncancelable operating lease agreements with expiration dates through 2027. The transportation equipment leases incorporate variable rates based on mileage. Future minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year at the end of fiscal year 2010 are as follows:

2011	$2,140
2012	1,971
2013	1,990
2014	1,980
2015	992
Thereafter	9,379

$18,452

Total rent expense under all operating leases for the year ended January 1, 2011 was approximately $3,475.

12.	Legal Proceedings

The Company is subject to various claims, including environmental and product liability claims, arising in the ordinary course of business, and is party to various legal proceedings, which management considers to be ordinary, routine and incidental to the Company’s business. In the opinion of management, potential losses from all such matters have been provided for in the consolidated financial statements and are either adequately covered by insurance or are not expected to have a material adverse effect on the Company. For claims covered by insurance, the Company has recorded an estimated obligation at January 1, 2011 of $722, which is included in “Other long-term liabilities.” The Company also recorded an estimated insurance receivable at January 1, 2011 of $722, which is included in “Other assets, net.”

13.	Special Charges

During fiscal 2010, the Company recorded special charges of $532 related to (1) expenses supporting the relocation of two warehouse facilities (Roseville, MN and LaMirada, CA), $348; (2) expenses related to the exit of the LaMirada, CA property, $78; and (3) employee severance costs, $106.

14.	Subsequent Events

Effective September 7, 2011, the Company was purchased by SP Companies, Inc., an indirect wholly-owned subsidiary of Blount International, Inc. for a preliminary purchase price of $190,376, subject to certain adjustments as defined in the related purchase agreement. These financial statements do not include any of the effects of the sale.